Exhibit 99.2

NEWS RELEASE

BIOLASE TO RAISE $35 MILLION FROM INSTITUTIONAL AND INDIVIDUAL INVESTORS IN PRIVATE PLACEMENT

IRVINE, Calif.—November 4, 2014— BIOLASE, Inc. (NASDAQ:BIOL), the world’s leading dental laser manufacturer and distributor, announced today that investors including Jack W. Schuler, Oracle Partners, L.P. and other Oracle funds, three funds managed by Camber Capital Management, LLC, Eagle Growth Partners I and II, Birchview Capital L.P., Trellus Partners, LP, CAC, LLC, and certain BIOLASE directors, officers, and employees have agreed to purchase $35 million of unregistered shares of the Company’s common stock and warrants to purchase unregistered shares of the Company’s common stock in a private placement transaction. Under the terms of the private placement, BIOLASE has agreed to sell an aggregate of 14,162,873 shares of its common stock at the price of $2.39 per share, the closing price quoted on NASDAQ on November 3, 2014. In addition, the investors will receive warrants to purchase up to an aggregate of 9,205,862 shares of BIOLASE® common stock at an exercise price of $4.00 per share. The warrants become exercisable six months after the closing of the private placement and have a term of three years from the date of issuance.

In connection with the transaction, BIOLASE agreed to use commercially reasonable efforts to file within 30 days of the closing a registration statement with the Securities and Exchange Commission to register the resale of both the shares and the shares underlying the warrants issued at the closing.

The private placement is expected to close on or about November 7, 2014, subject to customary closing conditions. The proceeds will be used for working capital and general corporate purposes.

Paul N. Clark, Chairman of the Board of Directors of BIOLASE, said, “We appreciate the enthusiastic interest and strong support of both existing and new investors at this very exciting time for Biolase, and we expect the proceeds raised to fuel the Company’s growth and innovation efforts.”

Jeffrey M. Nugent, President and Chief Executive Officer and a Director of BIOLASE, said, “We are pleased that our financial partners have expressed their confidence in our new strategy to deliver on the promise of laser dentistry and BIOLASE’s position as the industry leader through this investment. Our new experienced senior management team is already making progress in driving growth and innovation, and we are committed to growing BIOLASE and building shareholder value.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About BIOLASE, Inc.

BIOLASE, Inc. is a biomedical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine and also markets and distributes high-end 2D and 3D digital imaging equipment, CAD/CAM intraoral scanners, and in-office milling machines and 3D printers. BIOLASE’s products are focused on technologies that advance the practice of dentistry and medicine and offer benefits and value to healthcare professionals and their patients. The Company’s proprietary laser products incorporate approximately 300 patented and patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold approximately 26,800 laser systems. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase® and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Pinterest at www.pinterest.com/biolase, LinkedIn at www.linkedin.com/company/biolase, Google+ at www.google.com/+BIOLASEIrvine, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provided by the Securities Reform Act of 1995. Examples of forward-looking statements include all statements regarding the closing of the private placement, expected use of proceeds and projected growth opportunities. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “aims,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on BIOLASE’s current expectations and are subject to risks, uncertainties and other factors that may cause BIOLASE’s actual results to differ materially from the statements contained in this press release, including those described in Item 1A of BIOLASE’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the issuance of this release, and except as required by law, BIOLASE undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the issuance of this release.

Contact:

Allen & Caron Inc

Rene Caron (Investors)

rene@allencaron.com

Len Hall (Media)

len@allencaron.com

949-474-4300